EXHIBIT 99.1

NEWS RELEASE

La-Z-Boy Reports Record Full Year Operating Income and EPS

MONROE, Mich., June 20, 2023 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in residential furniture, today reported solid fourth quarter and full year results for the period ending April 29, 2023.

Fourth Quarter 2023 Financial Highlights:

•Consolidated sales of $561 million
–-12% adjusting for the 53rd week in the fourth quarter of fiscal 2022, versus last year, which benefited from a strong backlog
•Retail segment sales increased 4% to $243 million
–+12% adjusting for the 53rd week in the fourth quarter of fiscal 2022
–Written same-store sales were essentially flat
•GAAP operating income decreased by 31%
–Non-GAAP operating income decreased by 15%
–GAAP operating margin decreased 190 basis points to 9.6%
–Non-GAAP operating margin increased 40 basis points to 9.8%
•GAAP diluted EPS of $0.79, with Non-GAAP diluted EPS of $0.99, a 7% decrease
•Cash generated from operating activities was $78 million

Fiscal 2023 Financial Highlights:

•Consolidated sales of $2.3 billion
–+2% adjusting for the 53rd week in fiscal 2022
•Retail segment sales increased 22% to $982 million
–Record sales, operating profit, and operating margin
•GAAP operating income increased by 2%
–Non-GAAP operating income increased by 17%
–GAAP operating margin increased 20 basis points to 9.0%
–Non-GAAP operating margin increased 140 basis points to 9.5%
•Record diluted EPS
–GAAP diluted EPS increased by 3% to $3.48
–Non-GAAP diluted EPS increased by 24% to $3.86
•Cash generated from operating activities more than doubled to $205 million

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, "I would like to congratulate and thank our entire organization for delivering another strong year, with record Retail segment sales and operating profit, and record consolidated diluted EPS. We achieved these results through disciplined supply chain investments and solid execution in our company owned retail stores, reflecting the strength of our vertically integrated Retail and Wholesale model. We are pleased with our strong finish in the fourth quarter, where we were able to maintain roughly flat written same-store sales despite the declining macro environment.

Whittington added, "Our results were enabled by our strong portfolio of iconic brands, collaboration and leadership of our talented employees, and execution of our value proposition - comfortable custom furniture with quick delivery - as our backlog has returned to more normalized historical levels. Our playbook is working, with our Retail penetration increasing through new store growth and independent Furniture Galleries® store acquisitions. We are confident in our ability to advance our business in an uncertain macro environment with our strong debt free balance sheet allowing us to invest in our Century Vision strategy to drive future growth. The foundation is set through Century Vision to expand brand reach and we continue to target sales growth exceeding the industry growth rate and double-digit operating margins over the long term. We look forward to executing this business strategy to create long-term shareholder value."

Key Results:

(Unaudited, amounts in thousands, except per share data)	Quarter Ended			Year Ended
	4/29/2023	4/30/2022	Change	4/29/2023	4/30/2022	Change
Sales	$561,287	$684,566	(18)%	$2,349,433	$2,356,811	(0.3)%

GAAP operating income	54,073	78,785	(31)%	211,439	206,756	2%
Non-GAAP operating income	55,056	64,602	(15)%	223,203	190,573	17%

GAAP operating margin	9.6%	11.5%	-190 bps	9.0%	8.8%	20 bps
Non-GAAP operating margin	9.8%	9.4%	40 bps	9.5%	8.1%	140 bps

GAAP net income attributable to La-Z-Boy Incorporated	34,373	57,468	(40)%	150,664	150,017	0.4%
Non-GAAP net income attributable to La-Z-Boy Incorporated	43,091	47,209	(9)%	167,080	138,600	21%

Diluted weighted average common shares	43,427	43,256		43,240	44,294

GAAP diluted earnings per share	$0.79	$1.33	(41)%	$3.48	$3.39	3%
Non-GAAP diluted earnings per share	$0.99	$1.07	(7)%	$3.86	$3.11	24%

Liquidity Measures:

	Year Ended			Year Ended
(Unaudited, amounts in thousands)	4/29/2023	4/30/2022	(Unaudited, amounts in thousands)	4/29/2023	4/30/2022
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$205,167	$79,004	Share repurchases	$5,004	$90,645
Capital expenditures	(68,812)	(76,580)	Dividends	29,869	27,717
Free cash flow	$136,355	$2,424	Cash returns to shareholders	$34,873	$118,362

(Unaudited, amounts in thousands)	4/29/2023	4/30/2022
Cash and cash equivalents	$343,374	$245,589
Restricted cash	3,304	3,267
Total cash, cash equivalents and restricted cash	$346,678	$248,856

FY23 Q4 Results vs. FY22 Q4:

Consolidated Results:
•Consolidated sales in the fourth quarter of fiscal 2023 decreased 18% (-12% adjusting for the 53rd week in fiscal 2022) to $561 million, with the realization of pricing and surcharge actions and the positive effects of a favorable product and channel mix more than offset by lower delivered unit volume versus last year's backlog driven sales
•Consolidated GAAP operating margin was 9.6% versus 11.5%
•Consolidated non-GAAP(1) operating margin was 9.8% versus 9.4%
–Improved operating margin was driven primarily by strong Retail performance
•GAAP diluted EPS decreased 41% to $0.79 from $1.33; non-GAAP(1) diluted EPS decreased 7% to $0.99 from $1.07

Retail Segment:
•Sales:
–Delivered sales increased 4% (+12% adjusted for the 53rd week in fiscal 2022) to $243 million; delivered same-store sales were relatively flat
–Total written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) increased 4%
•Written same-store sales for the Retail segment were essentially flat as strong store execution mitigated lower consumer traffic
•Operating Performance:
–Non-GAAP(1) operating margin and operating income was 15.5% and $38 million, respectively, up 250 basis points and 24%, respectively, primarily driven by higher delivered sales relative to selling expenses and fixed costs

Wholesale Segment:
•Sales:
–Decreased 23% (-17% adjusted for the 53rd week in fiscal 2022) to $395 million driven primarily by a decline in delivered volume as the backlog returned to pre-pandemic levels, partially offset by pricing and favorable channel and product mix
•Operating Margin:
–Non-GAAP(1) operating margin decreased to 8.7%, down 10 basis points; pricing and surcharge actions along with declining raw material and freight costs were essentially offset by fixed cost deleveraging on lower unit volume

Corporate & Other:
•Joybird delivered sales decreased 31% (-25% adjusted for the 53rd week in fiscal 2022) to $37 million, and written sales declined 24%, reflecting slowing e-commerce trends and industry demand challenges

Balance Sheet and Cash Flow, Fiscal 2023 Full Year

•Ended the fiscal year with $347 million in cash(2) and no external debt
•Generated $205 million in cash from operating activities, including $78 million in the fourth quarter, versus $79 million in full fiscal year 2022 and $34 million in last year's fourth quarter
•Invested $69 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels), Joybird store projects, and upgrades at our manufacturing and distribution facilities
•Returned $35 million to shareholders, including $30 million in dividends and $5 million in share repurchases

Outlook

Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, "Excluding the impact of delivering backlog sales (approximately $300 million), normalized La-Z-Boy consumer demand in fiscal 2023 was 17% higher that it was in pre-pandemic fiscal 2019. In fiscal 2024, we expect to grow ahead of the industry from this normalized base, with the back half of our fiscal year stronger than the front half, in line with pre-pandemic seasonality trends. For our first quarter of fiscal 2024, which is generally the lowest sales quarter in the fiscal year, we expect sales to be in the range of $470 to $490 million and operating margin to be in the range of 6.5% to 7.5%."

Conference Call

La-Z-Boy will hold a conference call with the investment community on Wednesday, June 21, 2023, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code 392627.

The call will be webcast live, with corresponding slides, and archived on the Internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 48491. The webcast replay will be available for one year.

Investor Relations Contact

Mark Becks, CFA, (734) 457-9538
mbecks@la-z-boy.com

About La-Z-Boy

La-Z-Boy Incorporated is one of the world’s leading residential furniture producers, marketing furniture for every room of the home. The Wholesale segment includes La-Z-Boy, England, American Drew®, Hammary®, Kincaid® and the company's international wholesale and manufacturing businesses. The company-owned Retail segment includes 171 of the 349 La-Z-Boy Furniture Galleries® stores. Joybird is an e-commerce retailer and manufacturer of upholstered furniture.
The corporation’s branded distribution network is dedicated to selling La-Z-Boy Incorporated products and brands, and includes 349 stand-alone La-Z-Boy Furniture Galleries® stores and 522 independent Comfort Studio® locations, in addition to in-store gallery programs for the company’s Kincaid and England operating units. Additional information is available at https://www.la-z-boy.com/.

Notes
(1)Non-GAAP amounts for the fourth quarter of fiscal 2023 exclude:
•a $0.7 million pre-tax, or $0.01 per diluted share charge related to the closure of the Torreón, MX facility, primarily reflecting asset relocation costs
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.01 per diluted share, with $0.3 million included in operating income and a de minimis amount included in interest expense
•a pre-tax charge of $10.6 million, or $0.18 per diluted share related to an impairment of one investment

Non-GAAP amounts for the fourth quarter of fiscal 2022 exclude:
•a purchase accounting net benefit related to acquisitions completed in prior periods totaling $3.4 million pre-tax, or $0.08 per diluted share, with $3.5 million included in operating income and $0.1 million included in interest expense

•a benefit of $10.7 million pre-tax, or $0.18 per diluted share, related to sale-leaseback transactions of three retail locations

Non-GAAP amounts for the full fiscal 2023 year exclude:
•a $10.8 million pre-tax, or $0.19 per diluted share charge related to the closure of the Torreón, MX facility, primarily reflecting the impairment of various assets
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.6 million pre-tax, or less than $0.01 per diluted share, with $0.3 million included in operating income and $0.3 million included in interest expense
•a pre-tax charge of $10.6 million, or $0.18 per diluted share related to an impairment of one investment
•a $0.6 million pre-tax, or $0.01 per diluted share, charge related to the company's business realignment, announced in June 2020

Non-GAAP amounts for the full fiscal 2022 year exclude:
•a purchase accounting net benefit related to acquisitions completed in prior periods totaling $1.7 million pre-tax, or $0.04 per diluted share, with $2.3 million included in operating income and $0.5 million included in interest expense
•a $3.3 million pre-tax, or $0.06 per diluted share, gain on the sale of the Newton, Mississippi facility related to the company's business realignment, announced in June 2020. The company continues to operate a portion of this facility
•a benefit of $10.7 million pre-tax, or $0.18 per diluted share, related to sale-leaseback transactions of three retail locations

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” for detailed information on calculating the Non-GAAP financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(2)Cash includes cash, cash equivalents and restricted cash.

(3)This reference to Non-GAAP operating margin for a future period is a Non-GAAP financial measure. We have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our fiscal 2023 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the "SEC"), available on the SEC's website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Additional Information

This news release is just one part of La-Z-Boy’s financial disclosures and should be read in conjunction with other information filed with the SEC, which is available at: https://lazboy.gcs-web.com/financial-information/sec-filings. Investors and others wishing to be notified of future La-Z-Boy news releases, SEC filings and quarterly investor conference calls may sign up at: https://lazboy.gcs-web.com/.
Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income, Non-GAAP operating margin, and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share (and components thereof, including Non-GAAP income before income taxes and Non-GAAP net income attributable to La-Z-Boy Incorporated), which may exclude, as applicable, business realignment charges, Mexico optimization charges, investment impairment charges, purchase accounting charges and sale-leaseback gains. The business realignment charges include severance costs, asset impairment costs, and costs to relocate equipment and inventory related to organizational changes we undertook as a result of our response to COVID, including a reduction in the company's work force, temporary closure of certain manufacturing facilities and subsequent gains resulting from the sale of related assets. The Mexico optimization charges include asset impairment costs, severance costs, and employee relocation costs resulting from the closure of our Torreón manufacturing facility. The purchase accounting charges may include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, amortization of employee retention agreements, fair value adjustments of future cash payments recorded as interest expense, and adjustments to the fair value of contingent consideration. Sale-leaseback gains are the result of the sale of the buildings and related fixed assets of three Retail stores. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, business realignment charges and Mexico optimization charges are dependent on the timing, size, number and nature of the operations being moved or closed, and the charges may not be incurred on a predictable cycle. Management also excludes the impacts from the impairment charge for one investment and sale-leasebacks when assessing the company’s operating and financial performance due to the one-time or infrequent nature of these transactions. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented, except for the non-tax deductible goodwill impairment charge and the adjustment to the fair value of contingent consideration which reflects the associated GAAP tax impact in the period presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands, except per share data)	4/29/2023	4/30/2022	4/29/2023	4/30/2022
Sales	$561,287	$684,566	$2,349,433	$2,356,811
Cost of sales	301,211	413,339	1,340,734	1,440,842
Gross profit	260,076	271,227	1,008,699	915,969
Selling, general and administrative expense	206,003	192,442	797,260	709,213
Operating income	54,073	78,785	211,439	206,756
Interest expense	(122)	(182)	(536)	(895)
Interest income	3,046	309	6,670	1,338
Other income (expense), net	(10,950)	(1,186)	(11,784)	(1,708)
Income before income taxes	46,047	77,726	205,789	205,491
Income tax expense	11,402	20,104	53,848	53,163
Net income	34,645	57,622	151,941	152,328
Net (income) loss attributable to noncontrolling interests	(272)	(154)	(1,277)	(2,311)
Net income attributable to La-Z-Boy Incorporated	$34,373	$57,468	$150,664	$150,017

Basic weighted average common shares	43,261	43,137	43,148	44,023
Basic net income attributable to La-Z-Boy Incorporated per share	$0.79	$1.33	$3.49	$3.41

Diluted weighted average common shares	43,427	43,256	43,240	44,294
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.79	$1.33	$3.48	$3.39

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	4/29/2023	4/30/2022
Current assets
Cash and equivalents	$343,374	$245,589
Restricted cash	3,304	3,267
Receivables, net of allowance of $4,776 at 4/29/2023 and $3,406 at 4/30/2022	125,536	183,747
Inventories, net	276,257	303,191
Other current assets	106,129	215,982
Total current assets	854,600	951,776
Property, plant and equipment, net	278,578	253,144
Goodwill	205,008	194,604
Other intangible assets, net	39,375	33,971
Deferred income taxes – long-term	8,918	10,632
Right of use lease assets	416,269	405,755
Other long-term assets, net	63,515	82,207
Total assets	$1,866,263	$1,932,089

Current liabilities
Accounts payable	$107,460	$104,025
Lease liabilities, short-term	77,751	75,271
Accrued expenses and other current liabilities	290,650	496,393
Total current liabilities	475,861	675,689
Lease liabilities, long-term	368,163	354,843
Other long-term liabilities	70,142	81,935
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 43,318 outstanding at 4/29/2023 and 43,089 outstanding at 4/30/2022	43,318	43,089
Capital in excess of par value	358,891	342,252
Retained earnings	545,155	431,181
Accumulated other comprehensive loss	(5,528)	(5,797)
Total La-Z-Boy Incorporated shareholders' equity	941,836	810,725
Noncontrolling interests	10,261	8,897
Total equity	952,097	819,622
Total liabilities and equity	$1,866,263	$1,932,089

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended
(Unaudited, amounts in thousands)	4/29/2023	4/30/2022
Cash flows from operating activities
Net income	$151,941	$152,328
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	6,365	(13,657)
(Gain)/loss on sale of investments	148	(478)
Provision for doubtful accounts	1,546	(617)
Depreciation and amortization	40,193	39,771
Amortization of right-of-use lease assets	76,511	72,942
Lease impairment	1,347	—
Equity-based compensation expense	12,458	11,858
Change in deferred taxes	3,895	1,022
Change in receivables	53,675	(41,829)
Change in inventories	32,311	(72,022)
Change in other assets	24,377	(16,232)
Change in payables	4,586	6,326
Change in lease liabilities	(77,811)	(73,805)
Change in other liabilities	(126,375)	13,397
Net cash provided by operating activities	205,167	79,004

Cash flows from investing activities
Proceeds from disposals of assets	136	22,588
Capital expenditures	(68,812)	(76,580)
Purchases of investments	(9,092)	(34,152)
Proceeds from sales of investments	24,483	36,096
Acquisitions	(16,835)	(26,323)
Net cash used for investing activities	(70,120)	(78,371)

Cash flows from financing activities
Payments on debt and finance lease liabilities	(123)	(121)
Holdback payments for acquisitions	(5,000)	(23,000)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	2,857	(1,818)
Repurchases of common stock	(5,004)	(90,645)
Dividends paid to shareholders	(29,869)	(27,717)
Dividends paid to minority interest joint venture partners (1)	—	(1,260)
Net cash used for financing activities	(37,139)	(144,561)

Effect of exchange rate changes on cash and equivalents	(86)	(1,919)
Change in cash, cash equivalents and restricted cash	97,822	(145,847)
Cash, cash equivalents and restricted cash at beginning of period	248,856	394,703
Cash, cash equivalents and restricted cash at end of period	$346,678	$248,856

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$8,208	$9,234
(1)Includes dividends paid to joint venture minority partners resulting from the repatriation of dividends from our foreign earnings that we no longer consider permanently reinvested.

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended		Year Ended
(Unaudited, amounts in thousands)	4/29/2023	4/30/2022	4/29/2023	4/30/2022
Sales
Wholesale segment:
Sales to external customers	$280,918	$397,629	$1,215,429	$1,371,602
Intersegment sales	113,678	115,337	474,819	397,236
Wholesale segment sales	394,596	512,966	1,690,248	1,768,838

Retail segment sales	242,713	233,075	982,043	804,394

Corporate and Other:
Sales to external customers	37,656	53,862	151,961	180,815
Intersegment sales	2,657	3,471	14,229	15,144
Corporate and Other sales	40,313	57,333	166,190	195,959

Eliminations	(116,335)	(118,808)	(489,048)	(412,380)
Consolidated sales	$561,287	$684,566	$2,349,433	$2,356,811

Operating Income (Loss)
Wholesale segment	$33,657	$44,915	$115,215	$134,013
Retail segment	37,716	41,044	161,571	109,546
Corporate and Other	(17,300)	(7,174)	(65,347)	(36,803)
Consolidated operating income	$54,073	$78,785	$211,439	$206,756

LA-Z-BOY INCORPORATED
UNAUDITED QUARTERLY FINANCIAL DATA

Fiscal 2023

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(13 weeks)
(Amounts in thousands, except per share data)	7/30/2022	10/29/2022	1/28/2023	4/29/2023
Sales	$604,091	$611,332	$572,723	$561,287
Cost of sales	362,631	350,596	326,296	301,211
Gross profit	241,460	260,736	246,427	260,076
Selling, general and administrative expense	188,817	198,853	203,587	206,003
Operating income	52,643	61,883	42,840	54,073
Interest expense	(159)	(119)	(136)	(122)
Interest income	474	1,138	2,012	3,046
Other income (expense), net	45	183	(1,062)	(10,950)
Income before income taxes	53,003	63,085	43,654	46,047
Income tax expense	14,063	16,306	12,077	11,402
Net income	38,940	46,779	31,577	34,645
Net (income) loss attributable to noncontrolling interests	(452)	(702)	149	(272)
Net income attributable to La-Z-Boy Incorporated	$38,488	$46,077	$31,726	$34,373
Diluted weighted average common shares	43,142	43,182	43,137	43,427
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.89	$1.07	$0.74	$0.79
Fiscal 2022

Fiscal Quarter Ended	(13 weeks)	(13 weeks)	(13 weeks)	(14 weeks)
(Amounts in thousands, except per share data)	7/24/2021	10/23/2021	1/22/2022	4/30/2022
Sales	$524,783	$575,889	$571,573	$684,566
Cost of sales	322,701	352,594	352,208	413,339
Gross profit	202,082	223,295	219,365	271,227
Selling, general and administrative expense	167,711	169,182	179,878	192,442
Operating income	34,371	54,113	39,487	78,785
Interest expense	(311)	(242)	(160)	(182)
Interest income	117	106	806	309
Other income (expense), net	(93)	1,031	(1,460)	(1,186)
Income before income taxes	34,084	55,008	38,673	77,726
Income tax expense	8,818	14,650	9,591	20,104
Net income	25,266	40,358	29,082	57,622
Net income attributable to noncontrolling interests	(700)	(842)	(615)	(154)
Net income attributable to La-Z-Boy Incorporated	$24,566	$39,516	$28,467	$57,468
Diluted weighted average common shares	45,404	44,423	43,968	43,256
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.54	$0.89	$0.65	$1.33

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended		Year Ended
(Amounts in thousands, except per share data)	4/29/2023	4/30/2022	4/29/2023	4/30/2022
GAAP gross profit	$260,076	$271,227	$1,008,699	$915,969
Purchase accounting charges - incremental expense upon the sale of inventory acquired at fair value	—	—	132	—
Business realignment charges	—	—	609	—
Mexico optimization charges	741	—	1,621	—
Non-GAAP gross profit	$260,817	$271,227	$1,011,061	$915,969

GAAP SG&A	$206,003	$192,442	$797,260	$709,213
Purchase accounting gain/(charges) - adjustment to the fair value of contingent consideration, amortization of intangible assets and retention agreements	(252)	3,528	(206)	2,251
Business realignment gain	—	—	—	3,277
Mexico optimization gain/(charges)	10	—	(9,196)	—
Sale leaseback gain	—	10,655	—	10,655
Non-GAAP SG&A	$205,761	$206,625	$787,858	$725,396

GAAP operating income	$54,073	$78,785	$211,439	$206,756
Purchase accounting (gain)/charges	252	(3,528)	338	(2,251)
Business realignment (gain)/charges	—	—	609	(3,277)
Mexico optimization charges	731	—	10,817	—
Sale leaseback gain	—	(10,655)	—	(10,655)
Non-GAAP operating income	$55,056	$64,602	$223,203	$190,573

GAAP income before income taxes	$46,047	$77,726	$205,789	$205,491
Purchase accounting (gain)/charges recorded as gross profit, SG&A, and interest expense	300	(3,437)	571	(1,737)
Business realignment (gain)/charges	—	—	609	(3,277)
Mexico optimization charges	731	—	10,817	—
Sale leaseback gain	—	(10,655)	—	(10,655)
Investment impairment	10,562	—	10,562	—
Non-GAAP income before income taxes	$57,640	$63,634	$228,348	$189,822

GAAP net income attributable to La-Z-Boy Incorporated	$34,373	$57,468	$150,664	$150,017
Purchase accounting (gain)/charges recorded as gross profit, SG&A and interest expense	300	(3,437)	571	(1,737)
Tax effect of purchase accounting	(74)	935	(361)	588
Business realignment (gain)/charges	—	—	609	(3,277)
Tax effect of business realignment	—	—	(160)	862
Mexico optimization charges	731	—	10,817	—
Tax effect of Mexico optimization charges	(181)	—	(2,845)	—
Sale leaseback gain	—	(10,655)	—	(10,655)
Tax effect of sale leaseback gain	—	2,898	—	2,802
Investment impairment	10,562	—	10,562	—
Tax effect of investment impairment	(2,619)	—	(2,778)	—
Non-GAAP net income attributable to La-Z-Boy Incorporated	$43,091	$47,209	$167,080	$138,600

GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.79	$1.33	$3.48	$3.39
Purchase accounting (gain)/charges, net of tax, per share	0.01	(0.08)	—	(0.04)
Business realignment (gain)/charges, net of tax, per share	—	—	0.01	(0.06)
Mexico optimization charges, net of tax, per share	0.01	—	0.19	—
Sale leaseback gain, net of tax, per share	—	(0.18)	—	(0.18)
Investment impairment, net of tax, per share	0.18	—	0.18	—
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share	$0.99	$1.07	$3.86	$3.11

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended				Year Ended
(Amounts in thousands)	4/29/2023	% of sales	4/30/2022	% of sales	4/29/2023	% of sales	4/30/2022	% of sales
GAAP operating income (loss)
Wholesale segment	$33,657	8.5%	$44,915	8.8%	$115,215	6.8%	$134,013	7.6%
Retail segment	37,716	15.5%	41,044	17.6%	161,571	16.5%	109,546	13.6%
Corporate and Other	(17,300)	N/M	(7,174)	N/M	(65,347)	N/M	(36,803)	N/M
Consolidated GAAP operating income	$54,073	9.6%	$78,785	11.5%	$211,439	9.0%	$206,756	8.8%

Non-GAAP items affecting operating income
Wholesale segment	$784		$57		$11,634		$(3,041)
Retail segment	—		(10,655)		132		(10,655)
Corporate and Other	199		(3,585)		(2)		(2,487)
Consolidated Non-GAAP items affecting operating income	$983		$(14,183)		$11,764		$(16,183)

Non-GAAP operating income (loss)
Wholesale segment	$34,441	8.7%	$44,972	8.8%	$126,849	7.5%	$130,972	7.4%
Retail segment	37,716	15.5%	30,389	13.0%	161,703	16.5%	98,891	12.3%
Corporate and Other	(17,101)	N/M	(10,759)	N/M	(65,349)	N/M	(39,290)	N/M
Consolidated Non-GAAP operating income	$55,056	9.8%	$64,602	9.4%	$223,203	9.5%	$190,573	8.1%

N/M - Not Meaningful